 EXHIBIT 99.1

3003 Tasman Drive Santa Clara, CA 95054

For release at 4:00 P.M. (PDT)	Contact:
April 12, 2005	Lisa Bertolet	Meghan O’Leary
	Investor Relations	Public Relations
	(408) 654-7282	(408) 654-6364

NASDAQ: SIVB

SILICON VALLEY BANCSHARES ANNOUNCES INCREASED EARNINGS PER SHARE GUIDANCE FOR FIRST QUARTER AND ANNOUNCES DATE AND TIME OF QUARTERLY INVESTOR CONFERENCE CALL

Net Loan Loss Recoveries and Improved Credit Quality Drive an Increase in Earnings Per Share

SANTA CLARA, Calif. — April 12, 2005 — Silicon Valley Bancshares today announced that it expects earnings per diluted common share (EPS) for its first quarter ended March 31, 2005 will be above the previous guidance of $0.48 to $0.52 per share given on January 27, 2005. The new range is $0.59 to $0.63 per share.

The improved results are primarily attributable to net loan loss recoveries and further slight improvements in our credit quality. In addition, net interest income was slightly higher than expected due to improvements in yields generated by both the loan and investment securities portfolios. Noninterest income was slightly higher than expected due to fee income and noninterest expense was largely in line with our expectations.

The company will report its first quarter 2005 financial results on Thursday, April 21, 2005 after the close of the market.

Safe Harbor

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s management has in the past and might in the future make forward-looking statements in writing or orally to analysts, investors, the media and others. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, without limitation:

•     projections of our revenues, income, earnings per share, balance sheet, cash flows, capital expenditures, capital structure or other financial items;

•     descriptions of strategic initiatives, plans or objectives of our management for future operations, including pending acquisitions;

•      forecasts of venture capital funding levels;

•      expected levels of provisions for loan losses;

•      forecasts of future economic performance;

•     forecasts of future prevailing interest rates;

•     future recoveries on currently held investments; or

•      descriptions of assumptions underlying or relating to any of the foregoing.

In this release, Silicon Valley Bancshares makes forward-looking statements discussing our management’s expectations about:

•     First quarter EPS;

     You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” or the negative of such terms, or comparable terminology. Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect. Actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements.

     For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption “Factors That May Affect Future Results” included under Item 7A of our most recently filed Form 10-K for the annual period ended December 31, 2004. The Company urges investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this discussion and analysis. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

Earnings Conference Call

Following the release of earnings, the company will host a conference call on Thursday, April 21, 2005 at 2:00 p.m. Pacific Time 5:00 p.m. Eastern Time.

Dial-In Information: The conference call can be accessed by dialing (877) 630-8512 and referencing the passcode “Silicon Valley Bank.”

Audio Webcast: A live Webcast can be accessed at www.svb.com in the Investor Relations section of the website.

Replay: A digitized replay of this conference call will be available beginning at approximately

4:30 p.m. (PDT), on Thursday, April 21, 2005, through midnight (PDT), on Sunday, May 22, 2005, by dialing (866) 415-3315.  A replay of the Webcast will also be available on www.svb.com beginning Thursday, April 21, 2005.

About Silicon Valley Bancshares

For over 20 years, Silicon Valley Bancshares, a financial holding company offering diversified financial services, has provided innovative solutions to help entrepreneurs succeed. The Company’s principal subsidiary, Silicon Valley Bank, serves emerging-growth and established corporate companies in the technology, life science, private equity and premium wine industries through 26 offices in the U.S. and two subsidiaries in the U.K. and India. Headquartered in Santa Clara, CA, the Company offers its clients commercial, investment and private banking, funds management and private equity services, as well as the added value of its knowledge and networks. Merger, acquisition, private placement and corporate partnering services are provided through the Company’s investment banking subsidiary, SVB Alliant. More information about the Company can be found at www.svb.com.